Exhibit (b)(ii) under Form N-1A
                                           Exhibit 3(ii) under Item 601/Reg. S-K


                              Federated Core Trust



                                  Amendment #1

                                 to the By-Laws



                          (effective February 23, 1998)

     Delete Sections 1, 2 and 3 of Article I, OFFICERS AND THEIR ELECTION, and replace with:

      Section 1. Officers. The Officers of the Trust shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary. The Board of Trustees, in its discretion, may also elect or appoint a Chairman of the Board of Trustees (who must be a Trustee) and other Officers or agents, including one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. A Vice President, the Secretary or the Treasurer may appoint an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, respectively, to serve until the next election of Officers. Two or more offices may be held by a single person except the offices of President and Vice President may not be held by the same person concurrently. It shall not be necessary for any Trustee or any Officer to be a holder of shares in any Series or Class of the Trust.

      Section 2. Election of Officers. The Officers shall be elected annually by the Trustees. Each Officer shall hold office for one year and until the election and qualification of his successor, or until earlier resignation or removal. The Chairman of the Board of Trustees, if there is one, shall be elected annually by and from the Trustees, and serve until a successor is so elected and qualified, or until earlier resignation or removal.

      Section 3. Resignations and Removals and Vacancies. Any Officer of the Trust may resign at any time by filing a written resignation with the Board of Trustees (or Chairman of the Trustees, if there is one), with the President, or with the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, at the time of receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any Officer elected by the Board of Trustees or whose appointment has been ratified by the Board of Trustees may be removed with or without cause at any time by a majority vote of all of the Trustees. Any other employee of the Trust may be removed or dismissed at any time by the President. Any vacancy in any of the offices, whether by resignation, removal or otherwise, may be filled for the unexpired portion of the term by the President. A vacancy in the office of Assistant Vice President may be filled by a Vice President; in the office of Assistant Secretary by the Secretary; or in the office of Assistant Treasurer by the Treasurer. Any appointment to fill any vacancy shall serve subject to ratification by the Board of Trustees at its next regular meeting.


                                 Federated Core Trust



                                     Amendment #2

                                    to the By-Laws



                            (effective February 27, 1998)

Delete Section 5 Proxies of Article IV Investors' Meetings, and replace with the following:


      Section 5. Proxies. Any shareholder entitled to vote at any meeting of shareholders may vote either in person, by telephone, by electronic means including facsimile, or by proxy, but no proxy which is dated more than six months before the meeting named therein shall be accepted unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the shareholder or his duly authorized agent or be in such other form as may be permitted by law, including documents conveyed by electronic transmission. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. The placing of a shareholder's name on a proxy or authorizing another to act as the shareholder's agent, pursuant to telephone or electronically transmitted instructions obtained in accordance with procedures reasonably designed to verify that such instructions have been authorized by such shareholder, shall constitute execution of a proxy by or on behalf of such shareholder. Where Shares are held of record by more than one person, any co-owner or co-fiduciary may execute the proxy or give authority to an agent, unless the Secretary of the Trust is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. All proxies shall be filed with and verified by the Secretary or an Assistant Secretary of the Trust, or the person acting as Secretary of the Meeting. Unless otherwise specifically limited by their term, all proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.


                                 Federated Core Trust

                                     Amendment #3
                                    to the By-Laws

                               (effective May 12, 1998)

Strike Section 3 - Place of Meeting of Article IV - Shareholders' Meetings and replace it with the following:

      Section 3. Place of Meeting. Meetings of the shareholders of the Trust or a particular Series or Class shall be held at such place within or without The Commonwealth of Massachusetts as may be fixed from time to time by resolution of the Trustees.

Strike Section 6 - Place of Meeting of Article V - Trustees' Meetings and replace it with the following:

      Section 6. Place of Meeting. Meetings of the Trustees shall be held at such place within or without The Commonwealth of Massachusetts as fixed from time to time by resolution of the Trustees, or as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.




                                 Federated Core Trust

                                     Amendment #4
                                    to the By-Laws

                              (effective August 23, 2002)


     Strike Section 1 - Article I - OFFICERS AND THEIR ELECTION, and replace it with the following:

     Section 1. Officers. The Officers of the Trust shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary. The Board of Trustees, in its discretion, may also elect or appoint a Chairman of the Board of Trustees (who must be a Trustee), one or more Vice Chairman of the Board of Trustees (who need not be a Trustee), and other Officers or agents, including one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. A Vice President, the Secretary or the Treasurer may appoint an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, respectively, to serve until the next election of Officers. Two or more offices may be held by a single person except the offices of President and Vice President may not be held by the same person concurrently. It shall not be necessary for any Trustee or any Officer to be a holder of shares in any Series or Class of the Trust.

Strike Sections 2 through 9 of Article II, and replace with the following:

     Section 2. Chairman of the Trustees ("Chairman"). The Chairman, if there be a Chairman, shall preside at the meetings of Investors and the Board of Trustees and shall perform such duties as may be assigned to him from time to time by the Trustees.

     Section 3. Vice Chairman of the Trustees ("Vice Chairman"). The Vice Chairman, in the absence of the Chairman, shall perform such duties as may be assigned to him from time to time by the Trustees or the Chairman.

     Section 4. President. The President shall be the principal executive officer of the Trust. The President, in the absence of the Chairman, or if there is no Chairman, shall perform all duties and may exercise any of the powers of the Chairman subject to the control of the Trustees. He shall counsel and advise the Chairman. He shall have general supervision over the business of the Trust and policies of the Trust. He shall employ and define the duties of all employees of the Trust, shall have the power to discharge any such employees, shall exercise general supervision over the affairs of the Trust and shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman or the Executive Committee. The President shall have the power to appoint one or more Assistant Secretaries or other junior officers, subject to ratification of such appointments by the Board. The President shall have the power to sign, in the name of and on behalf of the Trust, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Trust, and may, in the name of and on behalf of the Trust, take all such action as the President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business, and to sign representation letters in the course of buying securities or other property.

     Section 5. Vice President. The Vice President (or if more than one, the senior Vice President) in the absence of the President shall perform all duties and may exercise any of the powers of the President subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman, the President, or the Executive Committee. Each Vice President shall be authorized to sign documents on behalf of the Trust. The Vice President shall have the power to sign, in the name of and on behalf of the Trust and subject to Article VIII,
Section 1, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Trust, and may, in the name of and on behalf of the Trust, take all such action as the Vice President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business, and to sign representation letters in the course of buying securities or other property.

     Section 6. Secretary. The Secretary shall keep or cause to be kept in books provided for that purpose the Minutes of the Meetings of Shareholders and of the Trustees; shall see that all Notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and of the Seal of the Trust (if there be a Seal) and see that the Seal is affixed to all documents, the execution of which on behalf of the Trust under its Seal is duly authorized; shall keep directly or through a transfer agent a register of the post office address of each shareholder of each Series or Class of the Trust, and make all proper changes in such register, retaining and filing his authority for such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general shall perform all duties incident to the Office of Secretary and such other duties as may from time to time be assigned to him by the Trustees, Chairman, the President, or the Executive Committee.

     Section 7. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust responsible for the preparation and maintenance of the financial books and records of the Trust. He shall deliver all funds and securities belonging to any Series or Class to such custodian or sub-custodian as may be employed by the Trust for any Series or Class. The Treasurer shall perform such duties additional to the foregoing as the Trustees, Chairman, the President or the Executive Committee may from time to time designate.

     Section 8. Assistant Vice President. The Assistant Vice President or Vice Presidents of the Trust shall have such authority and perform such duties as may be assigned to them by the Trustees, the Executive Committee, the President, or the Chairman.

     Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretary or Secretaries and the Assistant Treasurer or Treasurers shall perform the duties of the Secretary and of the Treasurer, respectively, in the absence of those Officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the Trustees or the Executive Committee, the President, or the Chairman.

     Section 10. Salaries. The salaries of the Officers shall be fixed from time to time by the Trustees. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.